Exhibit 99.1

NEWS RELEASE
26

CONTACTS
Media	Investor Relations
Angela Howland Blackwell: 585-678-7141	Patty Yahn-Urlaub: 585-678-7483
Cheryl Gossin: 585-678-7191	Bob Czudak: 585-678-7170

Constellation Brands Reports
Third Quarter Fiscal 2013 Results

•	Achieves comparable basis diluted EPS of $0.63 and reported basis diluted EPS of $0.58
•	Results include lower than expected tax rate
•	Updates fiscal 2013 outlook for tax rate benefits; expects comparable basis diluted EPS of $2.10 - $2.20 and reported basis diluted EPS of $1.97 - $2.07
•	Reaffirms free cash flow target of $450 - $500 million for fiscal 2013
•	Acquisition of remaining 50 percent interest in Crown Imports continues to be targeted to close first quarter calendar 2013

Third Quarter 2013 Financial Highlights* (in millions, except per share data)

	Comparable	% Change		Reported	% Change
Consolidated net sales	$767	9%		$767	9%

Operating income	$173	13%		$159	-1%

Operating margin	22.5%	70	bps	20.7%	-220	bps

Equity in earnings of equity method investees**	$53	-1%		$53	-2%

Earnings before interest and taxes (EBIT)	$226	9%		NA	NA

Net income	$119	18%		$110	4%

Diluted earnings per share	$0.63	26%		$0.58	12%

*Definitions of reported and comparable, as well as reconciliations of non-GAAP financial measures, are contained elsewhere in this news release.
**Hereafter referred to as “equity earnings.”
NA=Not applicable

VICTOR, N.Y., Jan. 9, 2013 – Constellation Brands, Inc. (CBI) (NYSE: STZ and STZ.B), the world’s leading premium wine company, reported today its third quarter 2013 results.

“The year is unfolding as we expected and we are on track to meet our financial and strategic goals for the year,” said Rob Sands, president and chief executive officer, Constellation Brands. “We continue to experience strong marketplace momentum across our beer, wine and spirits portfolio and we were well positioned at retail during the key holiday selling season.  We are especially excited about the prospect of achieving the next significant milestone in the history of our company by obtaining 100 percent ownership of Crown Imports, which will solidify Constellation’s position as the largest U.S. multi-category supplier across the beverage alcohol segment. We continue to expect this transaction to close during the first calendar quarter of this year.”

Net Sales Commentary

Wine and spirits net sales on an organic constant currency basis increased six percent primarily due to an increase in volume and favorable product mix, partially offset by higher promotional costs.

“We continue to post solid depletion trends for our portfolio and outperform the U.S. wine and spirits industry in the SymphonyIRI channels as our promotional investments have driven distribution gains at retail,” said Sands. “Innovation efforts are also playing a key role in our marketplace success and Woodbridge, Rex Goliath, Kim Crawford, Ruffino and Mark West are driving excellent performance for our Focus Brands portfolio.”

Operating Income and Net Income Commentary

The increase in consolidated comparable basis operating income was driven primarily by the favorable net sales growth combined with benefits from Mark West and Ruffino, partially offset by higher SG&A costs.

The company’s equity earnings from its 50 percent interest in the Crown joint venture totaled $39 million compared to $43 million from the prior year third quarter. For third quarter 2013, Crown generated net sales of $547 million, an increase of one percent, and operating income of $79 million, a decrease of nine percent.  Third quarter net sales for Crown were tempered by the second quarter wholesaler buy-in of product in advance of planned price increases and the loss of St. Pauli Girl brand volume.  As expected, operating income was impacted by the volume shift and the timing of marketing spend.

“Crown continues to outperform the U.S. beer industry and the import category led by strong performance of Modelo Especial, which recently surpassed the 40 million case milestone for calendar 2012,” said Sands. “The brand is gaining distribution at retail and experiencing continued discovery by general market consumers in addition to the already strong growth driven by Hispanic consumers.  Crown’s marketplace results are also benefiting from Corona’s ‘Find Your Beach for the Game’ promotion and Corona Light’s ‘Refreshing Change of Beer’ advertising campaign.”

Interest expense totaled $61 million, an increase of 33 percent. The increase was primarily due to higher average borrowings.

The comparable basis effective tax rate for third quarter 2013 was 28 percent which reflected higher foreign tax credits and compares to a 37 percent rate for the prior year third quarter. The company now anticipates the full year effective tax rate for fiscal 2013 to approximate 27 percent, which is the driver of the improved diluted EPS guidance for the year.

Free Cash Flow Commentary

Free cash flow for the first nine months of fiscal 2013 totaled $337 million as compared to $587 million for the same period last year. The decrease was primarily due to higher U.S. grape and bulk wine purchases in fiscal 2013 and the receipt of tax refunds in the prior year period. The company continues to target free cash flow of $450 - $500 million for fiscal 2013.

Outlook

The table below sets forth management’s current diluted EPS expectations for fiscal 2013 compared to fiscal 2012 actual results, both on a reported basis and a comparable basis.

	Reported Basis		Comparable Basis
	FY13 Estimate	FY12 Actual	FY13 Estimate	FY12 Actual
Fiscal Year Ending
Feb. 28/29	$1.97 - $2.07	$2.13	$2.10 - $2.20	$2.34

Full-year fiscal 2013 guidance includes the following current assumptions, but excludes any impact from the closing of the purchase of the remaining 50 percent interest in the Crown Imports joint venture:

•	Interest expense: approximately $225 - $235 million
•	Tax rate: approximately 27 percent

•	Weighted average diluted shares outstanding: approximately 190 million
•	Free cash flow: approximately $450 - $500 million

Conference Call

A conference call to discuss third quarter 2013 results and outlook will be hosted by President and Chief Executive Officer Rob Sands and Executive Vice President and Chief Financial Officer Bob Ryder on Wed., Jan. 9, 2013 at 10:30 a.m. (eastern).  The conference call can be accessed by dialing +973-935-8505 beginning 10 minutes prior to the start of the call.  A live listen-only webcast of the conference call, together with a copy of this news release (including the attachments) and other financial information that may be discussed during the call will be available on the Internet at the company’s website: www.cbrands.com under “Investors,” prior to the call.

Explanations

Reported basis (“reported”) operating income, net income and diluted EPS are as reported under generally accepted accounting principles.  Operating income, net income and diluted EPS on a comparable basis (“comparable”), exclude restructuring charges and unusual items.  The company’s measure of segment profitability excludes restructuring charges and unusual items, which is consistent with the measure used by management to evaluate results.

The company discusses additional non-GAAP measures in this news release, including constant currency net sales, organic net sales, comparable basis EBIT, comparable basis effective tax rate and free cash flow.

Supplemental Financial Information

Tables reconciling non-GAAP measures, together with definitions of these measures and the reasons management uses these measures, are attached to and are part of this news release.

About Constellation Brands, Inc.

Constellation Brands is the world’s leading premium wine company that achieves success through an unmatched knowledge of wine consumers, storied brands that suit varied lives and tastes, and more than 4,400 talented employees worldwide. With a broad portfolio of widely admired premium products across the wine, beer and spirits categories, Constellation’s brand portfolio includes Robert Mondavi, Clos du Bois, Kim Crawford, Inniskillin, Franciscan Estate, Mark West, Ruffino, Simi, Estancia, Corona Extra, Black Velvet Canadian Whisky and SVEDKA Vodka.

Constellation Brands (NYSE: STZ and STZ.B) is a S&P 500 Index and Fortune 1000® company with more than 100 brands in our portfolio, sales in about 100 countries and operations in approximately 40 facilities. The company believes that industry leadership involves a commitment to our brands, to the trade, to the land, to investors and to different people around the world who turn to our products when celebrating big moments or enjoying quiet ones. We express this commitment through our vision: to elevate life with every glass raised. To learn more about Constellation, visit the company's website at www.cbrands.com.

Forward-Looking Statements

The statements made under the heading Outlook, and all statements other than statements of historical fact set forth in this news release regarding Constellation Brands’ business strategy, future operations, financial position, estimated revenues, projected costs, prospects, plans and objectives of management, as well as information concerning expected actions of third parties, are forward-looking statements (collectively, the “Projections”) that involve risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by the Projections.

During the current quarter, Constellation Brands may reiterate the Projections.  Prior to the start of the company's quiet period, which will begin at the close of business on Feb. 28, 2013, the public can continue to rely on the Projections as still being Constellation Brands' current expectations on the matters covered, unless the company publishes a notice stating otherwise. During Constellation Brands’ “quiet period,” the Projections should not be considered to constitute the company’s expectations and should be considered historical, speaking as of prior to the quiet period only and not subject to update by the company.

The Projections are based on management's current expectations and, unless otherwise noted, do not take into account the impact of any future acquisition, merger or any other business combination, divestiture, restructuring or other strategic business realignments, financing or share repurchase that may be completed after the date of this release. The Projections should not be construed in any manner as a guarantee that such results will in fact occur.  The transaction between Constellation Brands and Anheuser-Busch InBev SA/NV regarding the purchase by Constellation Brands of the 50% portion of Crown Imports LLC which Constellation Brands does not already own (the “Crown Acquisition”) is subject to the satisfaction of certain closing conditions, including receipt of necessary regulatory approvals and the consummation of certain transactions between Anheuser-Busch InBev SA/NV and Grupo Modelo, S.A.B. de C.V., and certain of its affiliates (the “Modelo Transaction”).  There can be no assurance the Crown Acquisition will occur or will occur on the timetable projected by the company.  The availability of financing under the company’s senior credit facility is subject to satisfaction of the terms and conditions contained in the underlying documents.

In addition to the risks and uncertainties of ordinary business operations, the Projections of the company contained in this news release are subject to a number of risks and uncertainties, including:

•	completion of the Modelo Transaction;
•	completion of the Crown Acquisition; the availability of financing for the Crown Acquisition under the expected terms; and the accuracy of projections relating to the Crown Acquisition;
•	the exact duration of the share repurchase implementation and the amount and timing of any additional share repurchases;
•	achievement of all expected cost savings from the company's various restructuring plans and realization of expected asset sale proceeds from the sale of inventory and other assets;
•	accuracy of the bases for forecasts relating to joint ventures and associated costs, losses, purchase obligations and capital investment requirements;
•
restructuring charges and other one-time costs associated with restructuring plans may vary materially from management's current estimates due to variations in one or more of anticipated headcount reductions, contract terminations, costs or timing of plan implementation;

•	raw material supply, production or shipment difficulties could adversely affect the company's ability to supply its customers;

•
increased competitive activities in the form of pricing, advertising and promotions could adversely impact consumer demand for the company's products and/or result in lower than expected sales or higher than expected expenses;

•
general economic, geo-political and regulatory conditions, prolonged downturn in the economic markets in the U.S. and in the company’s major markets outside of the U.S., continuing instability in world financial markets, or unanticipated environmental liabilities and costs;

•	changes to accounting rules and tax laws, and other factors which could impact the company's reported financial position, results of operations or effective tax rate;
•	changes in interest rates and the inherent unpredictability of currency fluctuations, commodity prices and raw material costs; and
•
other factors and uncertainties disclosed in the company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended Feb. 29, 2012, as supplemented by the company’s Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2012, which could cause actual future performance to differ from current expectations.

Constellation Brands, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)

	November 30, 2012	February 29, 2012
Assets

Current Assets:
Cash and cash investments	$200.5	$85.8
Accounts receivable, net	539.1	437.6
Inventories	1,596.3	1,374.5
Prepaid expenses and other	144.7	136.4

Total current assets	2,480.6	2,034.3

Property, plant and equipment, net	1,236.7	1,255.8
Goodwill	2,738.4	2,632.9
Intangible assets, net	876.6	866.4
Restricted cash	650.3	-
Other assets, net	340.1	320.5

Total assets	$8,322.7	$7,109.9

Liabilities and Stockholders' Equity

Current Liabilities:
Notes payable to banks	$16.6	$377.9
Current maturities of long-term debt	49.9	330.2
Accounts payable	300.4	130.5
Accrued excise taxes	18.1	24.8
Other accrued expenses and liabilities	402.8	336.2

Total current liabilities	787.8	1,199.6

Long-term debt, less current maturities	3,928.9	2,421.4
Deferred income taxes	618.4	608.7
Other liabilities	212.3	204.2

Total liabilities	5,547.4	4,433.9

Total stockholders' equity	2,775.3	2,676.0

Total liabilities and stockholders' equity	$8,322.7	$7,109.9

Constellation Brands, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)

	Three Months Ended		Nine Months Ended
	November 30, 2012	November 30, 2011	November 30, 2012	November 30, 2011
Sales	$860.4	$789.0	$2,383.4	$2,270.1
Excise taxes	(93.5)	(88.3)	(283.2)	(243.9)
Net sales	766.9	700.7	2,100.2	2,026.2

Cost of product sold	(456.1)	(417.8)	(1,253.7)	(1,209.3)
Gross profit	310.8	282.9	846.5	816.9

Selling, general and administrative expenses	(151.7)	(121.8)	(450.0)	(398.2)
Restructuring charges	(0.3)	(0.8)	(1.0)	(11.6)
Operating income	158.8	160.3	395.5	407.1

Equity in earnings of equity method investees	52.5	53.3	183.6	179.5
Interest expense, net	(61.4)	(46.3)	(166.7)	(133.1)
Loss on write-off of financing costs	-	-	(2.8)	-
Income before income taxes	149.9	167.3	409.6	453.5

Provision for income taxes	(40.4)	(62.5)	(103.5)	(111.5)
Net income	$109.5	$104.8	$306.1	$342.0

Earnings Per Common Share:
Basic - Class A Common Stock	$0.61	$0.53	$1.70	$1.67
Basic - Class B Convertible Common Stock	$0.55	$0.48	$1.55	$1.52

Diluted - Class A Common Stock	$0.58	$0.52	$1.62	$1.62
Diluted - Class B Convertible Common Stock	$0.53	$0.47	$1.49	$1.49

Weighted Average Common Shares Outstanding:
Basic - Class A Common Stock	158.270	176.293	158.442	183.348
Basic - Class B Convertible Common Stock	23.524	23.585	23.538	23.594

Diluted - Class A Common Stock	189.696	202.933	188.642	210.666
Diluted - Class B Convertible Common Stock	23.524	23.585	23.538	23.594

Constellation Brands, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	Nine Months Ended
	November 30, 2012	November 30, 2011
Cash Flows From Operating Activities
Net income	$306.1	$342.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property, plant and equipment	80.0	71.6
Deferred tax provision	40.5	36.8
Stock-based compensation expense	31.3	37.5
Equity in earnings of equity method investees, net of distributed earnings	23.5	27.1
Amortization of intangible and other assets	8.5	9.0
Loss on extinguishment of debt	2.8	-
Gain on disposal of long-lived assets, net	(0.1)	-
Gain on business sold, net	-	(3.0)
Gain on obligation from put option of Ruffino shareholder	-	(2.5)
Change in operating assets and liabilities, net of effects from purchase of business:
Accounts receivable, net	(104.2)	(139.5)
Inventories	(196.7)	(37.8)
Prepaid expenses and other current assets	(0.3)	13.6
Accounts payable	170.7	135.3
Accrued excise taxes	(6.7)	9.4
Other accrued expenses and liabilities	26.4	133.9
Other, net	7.2	7.4
Total adjustments	82.9	298.8
Net cash provided by operating activities	389.0	640.8

Cash Flows From Investing Activities
Purchase of business, net of cash acquired	(159.3)	(51.5)
Purchases of property, plant and equipment	(52.2)	(54.1)
Payments related to sale of business	(0.5)	(26.9)
Proceeds from sales of assets	8.0	0.6
Proceeds from notes receivable	4.6	1.0
Proceeds from redemption of available-for-sale debt securities	-	20.2
Other investing activities	(0.8)	(8.0)
Net cash used in investing activities	(200.2)	(118.7)

Cash Flows From Financing Activities
Principal payments of long-term debt	(851.6)	(470.5)
Payment of restricted cash upon issuance of long-term debt	(650.0)	-
Purchases of treasury stock	(383.0)	(281.3)
Net (repayment of) proceeds from notes payable	(356.0)	223.2
Payment of financing costs of long-term debt	(35.2)	-
Payment of minimum tax withholdings on stock-based payment awards	(0.5)	(2.2)
Proceeds from issuance of long-term debt	2,050.0	-
Proceeds from exercises of employee stock options	135.0	42.3
Excess tax benefits from stock-based payment awards	17.2	11.1
Proceeds from employee stock purchases	2.1	2.4
Net cash used in financing activities	(72.0)	(475.0)

Effect of exchange rate changes on cash and cash investments	(2.1)	(0.5)

Net increase in cash and cash investments	114.7	46.6
Cash and cash investments, beginning of period	85.8	9.2
Cash and cash investments, end of period	$200.5	$55.8

Constellation Brands, Inc. and Subsidiaries
RECONCILIATION OF REPORTED, ORGANIC AND CONSTANT CURRENCY NET SALES
(in millions)

As the company acquired the remaining 50.1% ownership interest in Ruffino S.r.l. ("Ruffino") on October 5, 2011, and the Mark West wine brand and certain related assets ("Mark West") on July 16, 2012, organic net sales for the three months and nine months ended November 30, 2012, are defined by the company as reported net sales less net sales of Ruffino and Mark West products, as appropriate.  Organic net sales and percentage increase in constant currency net sales (which excludes the impact of year-over-year currency exchange rate fluctuations) are provided because management uses this information in monitoring and evaluating the underlying business trends of the continuing operations of the company.  In addition, the company believes this information provides investors better insight on underlying business trends and results in order to evaluate year-over-year financial performance.

					Constant					Constant
	Three Months Ended				Currency	Nine Months Ended				Currency
	November 30,	November 30,	Percent	Currency	Percent	November 30,	November 30,	Percent	Currency	Percent
	2012	2011	Change	Impact	Change (1)	2012	2011	Change	Impact	Change (1)
Constellation Wines and Spirits	$766.9	$700.7	9%	1%	9%	$2,100.2	$2,026.2	4%	-	4%
Less: Ruffino (2)	(6.9)	-				(20.9)	-
Less: Mark West (3)	(13.7)	-				(19.8)	-
Constellation Wines and Spirits Organic Net Sales	$746.3	$700.7	7%	1%	6%	$2,059.5	$2,026.2	2%	-	2%

(1)	May not sum due to rounding as each item is computed independently.

(2)
For the period September 1, 2012, through November 30, 2012, included in the three months ended November 30, 2012, and the period March 1, 2012, through November 30, 2012, included in the nine months ended November 30, 2012.

(3)
For the period September 1, 2012, through November 30, 2012, included in the three months ended November 30, 2012, and the period July 16, 2012, through November 30, 2012, included in the nine months ended November 30, 2012.

SUPPLEMENTAL SHIPMENT, DEPLETION AND U.S. FOCUS BRANDS INFORMATION
(in millions, branded product, 9 liter case equivalents)

	Three Months Ended			Nine Months Ended
	November 30, 2012	November 30, 2011	Percent Change	November 30, 2012	November 30, 2011	Percent Change
Consolidated Shipment Volume	17.0	16.0	6.3%	48.1	46.3	3.9%
Consolidated Organic Shipment Volume (4)(5)	16.7	16.0	4.4%	47.5	46.3	2.6%
U.S. Domestic Shipment Volume	13.0	12.2	6.6%	36.7	35.3	4.0%
U.S. Domestic Organic Shipment Volume (5)	12.8	12.2	4.9%	36.4	35.3	3.1%
U.S. Domestic Focus Brands Shipment Volume (6)	9.0	8.3	8.4%	25.2	23.4	7.7%
U.S. Domestic Organic Focus Brands Shipment Volume (5)(6)	8.8	8.3	6.0%	24.9	23.4	6.4%

U.S. Domestic Depletion Volume Growth (7)(8)			3.5%			3.6%
U.S. Domestic Focus Brands Depletion Volume Growth (6)(7)(8)			7.1%			6.9%

(4)
Includes an adjustment for Ruffino shipment volumes for the period September 1, 2012, through November 30, 2012, included in the three months ended November 30, 2012, and the period March 1, 2012, through November 30, 2012, included in the nine months ended November 30, 2012.

(5)
Includes an adjustment for Mark West shipment volumes for the period September 1, 2012, through November 30, 2012, included in the three months ended November 30, 2012, and the period July 16, 2012, through November 30, 2012, included in the nine months ended November 30, 2012.

(6)
U.S. Focus Brands include the following brands:  Robert Mondavi, Clos du Bois, SVEDKA Vodka, Blackstone, Estancia, Arbor Mist, Black Velvet Canadian Whisky, Toasted Head, Simi, Black Box, Ravenswood, Rex Goliath, Kim Crawford, Franciscan Estate, Wild Horse, Ruffino, Nobilo, Mount Veeder, Inniskillin and Mark West.

(7)	Depletions represent distributor shipments of the company’s respective branded products to retail customers, based on third party data.

(8)
Includes depletion of Mark West products for the period September 1, 2011, through November 30, 2011, included in the three months ended November 30, 2011, and the period July 16, 2011, through November 30, 2011, included in the nine months ended November 30, 2011.

Constellation Brands, Inc. and Subsidiaries
SUMMARIZED SEGMENT AND EQUITY EARNINGS INFORMATION
(in millions)

	Three Months Ended			Nine Months Ended
	November 30, 2012	November 30, 2011	Percent Change	November 30, 2012	November 30, 2011	Percent Change
Constellation Wines and Spirits
Segment net sales	$766.9	$700.7	9%	$2,100.2	$2,026.2	4%
Segment operating income	$196.5	$172.1	14%	$490.8	$476.0	3%
% Net sales	25.6%	24.6%		23.4%	23.5%
Equity in earnings of equity method investees	$14.2	$10.1	41%	$13.1	$13.8	(5%)

Corporate Operations and Other Segment Operating Loss	$(23.6)	$(19.3)	22%	$(67.7)	$(59.1)	15%

Equity in Earnings of Crown Imports (1)	$38.5	$43.2	(11%)	$170.7	$165.7	3%

Reportable Segment Operating Income (A)	$172.9	$152.8		$423.1	$416.9
Restructuring Charges and Unusual Items	(14.1)	7.5		(27.6)	(9.8)
Consolidated Operating Income (GAAP)	$158.8	$160.3		$395.5	$407.1

Reportable Segment Equity in Earnings of Equity Method Investees (B)	$52.7	$53.3		$183.8	$179.5
Restructuring Charges and Unusual Items	(0.2)	-		(0.2)	-
Consolidated Equity in Earnings of Equity Method Investees (GAAP)	$52.5	$53.3		$183.6	$179.5

Consolidated Earnings Before Interest and Taxes (Non-GAAP) (A+B)	$225.6	$206.1		$606.9	$596.4

(1) Crown Imports Joint Venture Summarized Financial Information	Three Months Ended			Nine Months Ended
	November 30, 2012	November 30, 2011	Percent Change	November 30, 2012	November 30, 2011	Percent Change
Net sales	$547.4	$540.5	1%	$2,059.9	$1,945.0	6%
Operating income	$79.0	$86.7	(9%)	$345.4	$332.1	4%
% Net sales	14.4%	16.0%		16.8%	17.1%

Constellation Brands, Inc. and Subsidiaries
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions, except per share data)

The company reports its financial results in accordance with generally accepted accounting principles in the U.S. ("GAAP").  However, non-GAAP financial measures, as defined in the reconciliation tables below, are provided because management uses this information in evaluating the results of the continuing operations of the company and/or internal goal setting.  In addition, the company believes this information provides investors better insight on underlying business trends and results in order to evaluate year-over-year financial performance.  See the tables below for supplemental financial data and corresponding reconciliations of these non-GAAP financial measures to GAAP financial measures for the three months and nine months ended November 30, 2012, and November 30, 2011.  Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company's reported results prepared in accordance with GAAP.  Please refer to the company's website at http://www.cbrands.com/investors for a more detailed description and further discussion of these non-GAAP financial measures.

	Three Months Ended November 30, 2012			Three Months Ended November 30, 2011
	Reported Basis (GAAP)	Adjustments	Comparable Basis (Non-GAAP)	Reported Basis (GAAP)	Adjustments	Comparable Basis (Non-GAAP)	Percent Change - Reported Basis (GAAP)	Percent Change - Comparable Basis (Non-GAAP)
Net Sales	$766.9		$766.9	$700.7		$700.7	9%	9%
Cost of product sold	(456.1)	$3.4		(417.8)	$0.8
Gross Profit	310.8	3.4	$314.2	282.9	0.8	$283.7	10%	11%
Selling, general and administrative expenses	(151.7)	10.4		(121.8)	(9.1)
Restructuring charges	(0.3)	0.3		(0.8)	0.8
Operating Income	158.8	14.1	$172.9	160.3	(7.5)	$152.8	(1%)	13%
Equity in earnings of equity method investees	52.5	0.2		53.3
EBIT			$225.6			$206.1	NA	9%
Interest expense, net	(61.4)			(46.3)
Loss on write-off of financing costs	-			-
Income Before Income Taxes	149.9	14.3	$164.2	167.3	(7.5)	$159.8	(10%)	3%
Provision for income taxes	(40.4)	(5.2)		(62.5)	3.5
Net Income	$109.5	$9.1	$118.6	$104.8	$(4.0)	$100.8	4%	18%
Diluted Earnings Per Common Share (1)	$0.58	$0.05	$0.63	$0.52	$(0.02)	$0.50	12%	26%
Weighted Average Common Shares Outstanding - Diluted	189.696		189.696	202.933		202.933

Gross Margin	40.5%		41.0%	40.4%		40.5%
Operating Margin	20.7%		22.5%	22.9%		21.8%
Effective Tax Rate	27.0%		27.8%	37.4%		36.9%

Adjustments	Cost of Product Sold	Selling, General and Administrative Expenses	Restructuring Charges	Operating Income	Equity in Earnings of Equity Method Investees	Provision for Income Taxes	Net Income	Diluted Earnings Per Common Share (1)

Three Months Ended November 30, 2012
Restructuring and related charges	$-	$1.5	$0.3	$1.8	$-	$(0.7)	$1.1	$0.01
Acquisitions, divestitures, and related costs (2)	3.4	8.9	-	12.3	0.2	(4.5)	8.0	0.04
Total	$3.4	$10.4	$0.3	$14.1	$0.2	$(5.2)	$9.1	$0.05

Three Months Ended November 30, 2011
Restructuring and related charges	$-	$2.1	$0.8	$2.9	$-	$(0.9)	$2.0	$0.01
Acquisitions, divestitures, and related costs (2)	0.8	(8.7)	-	(7.9)	-	4.4	(3.5)	(0.02)
Other (3)	-	(2.5)	-	(2.5)	-	-	(2.5)	(0.01)
Total	$0.8	$(9.1)	$0.8	$(7.5)	$-	$3.5	$(4.0)	$(0.02)

(1)	May not sum due to rounding as each item is computed independently.

(2)
For the three months ended November 30, 2012, acquisitions, divestitures, and related costs consist primarily of transaction and related costs associated with pending and completed acquisitions.  For the three months ended November 30, 2011, acquisitions, divestitures, and related costs consist primarily of net gains recognized in connection with the acquisition of Ruffino.

(3)
For the three months ended November 30, 2011, other consists of a gain on the revaluation of the obligation recorded in the fourth quarter of fiscal 2011 in connection with the potential settlement created by the notification by the 50.1% shareholder of Ruffino to exercise the option to put its entire equity interest in Ruffino to the company (the "Ruffino Put Option Obligation").

Constellation Brands, Inc. and Subsidiaries
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in millions, except per share data)

	Nine Months Ended November 30, 2012			Nine Months Ended November 30, 2011
	Reported Basis (GAAP)	Adjustments	Comparable Basis (Non-GAAP)	Reported Basis (GAAP)	Adjustments	Comparable Basis (Non-GAAP)	Percent Change - Reported Basis (GAAP)	Percent Change - Comparable Basis (Non-GAAP)
Net Sales	$2,100.2		$2,100.2	$2,026.2		$2,026.2	4%	4%
Cost of product sold	(1,253.7)	$5.7		(1,209.3)	$1.1
Gross Profit	846.5	5.7	$852.2	816.9	1.1	$818.0	4%	4%
Selling, general and administrative expenses	(450.0)	20.9		(398.2)	(2.9)
Restructuring charges	(1.0)	1.0		(11.6)	11.6
Operating Income	395.5	27.6	$423.1	407.1	9.8	$416.9	(3%)	1%
Equity in earnings of equity method investees	183.6	0.2		179.5
EBIT			$606.9			$596.4	NA	2%
Interest expense, net	(166.7)			(133.1)
Loss on write-off of financing costs	(2.8)	2.8		-
Income Before Income Taxes	409.6	30.6	$440.2	453.5	9.8	$463.3	(10%)	(5%)
Provision for income taxes	(103.5)	(11.1)		(111.5)	(2.1)
Net Income	$306.1	$19.5	$325.6	$342.0	$7.7	$349.7	(10%)	(7%)
Diluted Earnings Per Common Share (1)	$1.62	$0.10	$1.73	$1.62	$0.04	$1.66	-	4%
Weighted Average Common Shares Outstanding - Diluted	188.642		188.642	210.666		210.666

Gross Margin	40.3%		40.6%	40.3%		40.4%
Operating Margin	18.8%		20.1%	20.1%		20.6%
Effective Tax Rate	25.3%		26.0%	24.6%		24.5%

Adjustments	Cost of Product Sold	Selling, General and Administrative Expenses	Restructuring Charges	Operating Income	Equity in Earnings of Equity Method Investees	Loss on Write-off of Financing Costs	Provision for Income Taxes	Net Income	Diluted Earnings Per Common Share (1)

Nine Months Ended November 30, 2012
Restructuring and related charges (4)	$-	$6.9	$1.0	$7.9	$-	$-	$(2.8)	$5.1	$0.03
Acquisitions, divestitures, and related costs (5)	5.7	14.0	-	19.7	0.2	-	(7.2)	12.7	0.07
Other (6)	-	-	-	-	-	2.8	(1.1)	1.7	0.01
Total	$5.7	$20.9	$1.0	$27.6	$0.2	$2.8	$(11.1)	$19.5	$0.10

Nine Months Ended November 30, 2011
Restructuring and related charges (4)	$0.3	$6.3	$11.6	$18.2	$-	$-	$(6.5)	$11.7	$0.06
Acquisitions, divestitures, and related costs (5)	0.8	(6.7)	-	(5.9)	-	-	4.4	(1.5)	(0.01)
Other (6)	-	(2.5)	-	(2.5)	-	-	-	(2.5)	(0.01)
Total	$1.1	$(2.9)	$11.6	$9.8	$-	$-	$(2.1)	$7.7	$0.04

(4)
For the nine months ended November 30, 2012, and November 30, 2011, restructuring and related charges consist primarily of costs recognized in connection with the company's plan announced in June 2011 to streamline operations, gain efficiencies and reduce its cost structure following the divestiture of 80.1% of its Australian and U.K. business (the “Fiscal 2012 Initiative”).

(5)
For the nine months ended November 30, 2012, acquisitions, divestitures, and related costs consist primarily of transaction and related costs associated with pending and completed acquisitions, partially offset by a gain on settlement of a receivable associated with a prior divestiture.   For the nine months ended November 30, 2011, acquisitions, divestitures, and related costs consist primarily of net gains recognized in connection with (i)  the acquisition of Ruffino and (ii)  the January 2011 divestiture of 80.1% of the company's Australian and U.K. business (the "CWAE Divestiture"), partially offset by additional tax expense recognized in connection with the CWAE Divestiture.

(6)
For the nine months ended November 30, 2012, other consists of a loss on the write-off of financing costs.  For the nine months ended November 30, 2011, other consists of a gain on the revaluation of the Ruffino Put Option Obligation.

Constellation Brands, Inc. and Subsidiaries
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
GUIDANCE - DILUTED EARNINGS PER SHARE AND FREE CASH FLOW
(in millions, except per share data)

Diluted Earnings Per Share Guidance	Range for the Year Ending February 28, 2013
Forecasted diluted earnings per share - reported basis (GAAP)	$1.97	$2.07
Restructuring and related charges (1)	0.03	0.03
Acquisitions, divestitures, and related costs (2)	0.09	0.09
Other (3)	0.01	0.01
Forecasted diluted earnings per share - comparable basis (Non-GAAP) (4)	$2.10	$2.20

Actual for the Year Ended February 29, 2012
Diluted earnings per share - reported basis (GAAP)	$2.13
Restructuring and related charges (1)	0.08
Acquisitions, divestitures, and related costs (2)	0.02
Other (3)	0.10
Diluted earnings per share - comparable basis (Non-GAAP) (4)	$2.34

(1)
Includes $0.03 diluted earnings per share for the year ending February 28, 2013, primarily associated with the Fiscal 2012 Initiative.  Includes $0.06 and $0.02 diluted earnings per share for the year ended February 29, 2012, associated with the Fiscal 2012 Initiative and other restructuring activities, respectively. (4)

(2)
Includes $0.11 and ($0.01) diluted earnings per share for the year ending February 28, 2013, associated with transaction and related costs recognized in connection with pending and completed acquisitions and a gain on the settlement of a receivable associated with a prior divestiture, respectively.  Includes $0.03 and ($0.02) diluted earnings per share for the year ended February 29, 2012, associated with additional net loss recognized in connection with the CWAE Divestiture and net gains and related costs recognized in connection with the acquisition of Ruffino, respectively. (4)

(3)
Includes $0.01 diluted earnings per share for the year ending February 28, 2013, associated with a loss on the write-off of financing costs.  Includes $0.14 and ($0.03) diluted earnings per share for the year ended February 29, 2012, associated with an impairment of certain intangible assets and net gains recognized primarily in connection with releases from certain contractual obligations, respectively. (4)

(4)	May not sum due to rounding as each item is computed independently.

Free Cash Flow Guidance

Free cash flow, as defined in the reconciliation below, is considered a liquidity measure and is considered to provide useful information to investors about the amount of cash generated, which can then be used, after required debt service and dividend payments, for other general corporate purposes.  A limitation of free cash flow is that it does not represent the total increase or decrease in the cash balance for the period.  Free cash flow should be considered in addition to, not as a substitute for, or superior to, cash flow from operating activities prepared in accordance with GAAP.

	Range for the Year Ending February 28, 2013
Net cash provided by operating activities (GAAP)	$520.0	$580.0
Purchases of property, plant and equipment	(70.0)	(80.0)
Free cash flow (Non-GAAP)	$450.0	$500.0

	Actual for the Nine Months Ended November 30, 2012	Actual for the Nine Months Ended November 30, 2011
Net cash provided by operating activities (GAAP)	$389.0	$640.8
Purchases of property, plant and equipment	(52.2)	(54.1)
Free cash flow (Non-GAAP)	$336.8	$586.7